Exhibit 5.1

[Letterhead of Maynard, Cooper & Gale, P.C.]

June 11, 2009

Torchmark Corporation

3700 South Stonebridge Drive

McKinney, Texas 75070

Ladies and Gentlemen:

We have acted as special counsel to Torchmark Corporation, a Delaware corporation (the “Company”), Torchmark Capital Trust IV (“Trust IV”) and Torchmark Capital Trust V (“Trust V”), each a statutory trust created under the Statutory Trust Act of the State of Delaware (each, a “Trust,” and collectively, the “Trusts”), in connection with their filing of a Registration Statement on Form S-3 (the “Registration Statement”), including a prospectus (the “Base Prospectus”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) senior debt securities of the Company (the “Senior Debt Securities”), (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities,” together with the Senior Debt Securities, the “Debt Securities”), (iii) shares of Preferred Stock of the Company (the “Preferred Stock”), (iv) shares of Common Stock of the Company (the “Common Stock”), (v) depositary shares evidenced by depositary receipts (the “Depositary Receipts”), representing a fractional interest in Debt Securities or fractional shares of Preferred Stock or Common Stock (the “Depositary Shares”), issued under one or more deposit agreements (the “Deposit Agreements”) to be entered into by the Company in respect of the Depositary Shares, (vi) warrants to purchase Debt Securities, Preferred Stock, Common Stock or any combination of such securities (the “Warrants”), (vii) contracts for the purchase and sale of Preferred Stock, Common Stock or Depositary Shares (the “Purchase Contracts”), (viii) trust preferred securities (the “Trust Preferred Securities”) that are to be issued by each Trust pursuant to its respective Amended and Restated Declaration of Trust (each, an “Amended Declaration”), (ix) guarantees of the Trust Preferred Securities (the “Guarantees”) to be issued by the Company, and (x) units of the Company (the “Units”), consisting of two or more of the securities described under clauses (i) through (ix) in any combination. The Debt Securities, the Preferred Stock, the Common Stock, the Depositary Shares, the Warrants, the Purchase Contracts, the Trust Preferred Securities, the Units and the Guarantees are hereinafter referred to collectively as the “Securities.” The Securities may be issued or sold or delivered from time to time pursuant to Rule 415 under the Securities Act.

The Senior Debt Securities will be issued under an Indenture dated February 1, 1987 (as amended and supplemented, the “Senior Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as ultimate successor trustee to Morgan Guaranty Trust Company of New York and The Bank of New York) (the “Trustee”). The Subordinated Debt

Securities will be issued by the Company pursuant to a Junior Subordinated Indenture dated November 2, 2001 (as amended and supplemented, the “Subordinated Indenture”) between the Company and the Trustee. The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”

Warrants will be issued pursuant to a warrant agreement (“Warrant Agreement”) between the Company and a warrant agent as shall be named therein. The Purchase Contracts will be issued pursuant to a purchase contract agreement or other instrument between the Company and a purchase contract agent as shall be named therein. The Depositary Shares will be issued pursuant to a Deposit Agreement between the Company and a depositary as shall be named therein (the “Depositary”). Each Guarantee will be made pursuant to a preferred securities guarantee agreement (the “Guarantee Agreement”) between the Company and the Trustee, as the preferred guarantee trustee (the “Preferred Guarantee Trustee”). The Units will be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a unit agent as shall be named therein.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Senior Indenture; (iii) the Subordinated Indenture; (iv) the form of the Guarantee Agreement filed as an exhibit to the Registration Statement; (v) the Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company as currently in effect; (vi) the Certificate of Trust of Trust IV filed with the Office of the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) on April 25, 2006, as amended by the Certificate of Amendment of Certificate of Trust of Trust IV filed with the Delaware Secretary of State on May 27, 2009; (vii) the Certificate of Trust of Trust V filed with the Delaware Secretary of State on May 27, 2009; (viii) the Declaration of Trust of Trust IV, dated as of April 25, 2006, as amended by the First Amendment to the Declaration of Trust of Trust IV dated as of May 27, 2009, and the Declaration of Trust of Trust V, dated as of May 27, 2009 (each, a “Declaration of Trust,” and collectively, the “Declarations of Trust”); (ix) the form of the Amended Declaration of the Trusts filed as an exhibit to the Registration Statement; and (x) certain resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement, the Trusts and related matters (the “Board Resolutions”). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company and the Trusts, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, each of the Trusts and others.

We do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Alabama, the Delaware General Corporation Law (the “DGCL”) and the federal laws of the United States of America.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of the opinion that:

1. With respect to any series of the Senior Debt Securities, when (i) the Senior Indenture, including any related supplemental indenture, has been duly authorized, executed and delivered by the Trustee; (ii) the authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Senior Debt Securities in accordance with the Board Resolutions; (iii) the terms of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Certificate of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Senior Indenture, including any related supplemental indenture, has been duly executed and delivered by the Company; and (v) the Senior Debt Securities have been duly executed and authenticated in accordance with the terms of the Senior Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Senior Debt Securities (including any Senior Debt Securities duly issued upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities) will have been duly authorized, and the Senior Debt Securities will be valid and binding obligations of the Company. The Senior Debt Securities covered by the opinion in this paragraph include those Senior Debt Securities that may be issued as part of the Units or upon the exercise or otherwise pursuant to the terms of any other Securities.

2. With respect to any series of the Subordinated Debt Securities, when (i) the Subordinated Indenture, including any related supplemental indenture, has been duly authorized, executed and delivered by the applicable Trustee; (ii) the authorized officers of the Company have taken all necessary corporate action to fix and determine the terms of the Subordinated Debt Securities in accordance with the Board Resolutions; (iii) the terms of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture so as not to violate any applicable law, the Certificate of Incorporation or Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Subordinated Indenture, including any related supplemental indenture, has been duly executed and delivered by the Company; and (v) the Subordinated Debt Securities have been duly executed and authenticated in accordance with the terms of the Subordinated Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Subordinated Debt Securities (including any Subordinated Debt Securities duly issued upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Subordinated Debt Securities) will have been duly authorized, and the Subordinated Debt Securities will be valid and binding obligations of the Company.

3. With respect to the shares of any series of Preferred Stock, when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Designation for such Preferred Stock and a form of certificate representing such series of Preferred Stock, each in the form required by applicable law; (ii) such Certificate of Designation has been duly filed with the Delaware Secretary of State; (iii) certificates representing the shares of the Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) the Company receives consideration per share for the Preferred Stock in such amount as may be determined by the Board of Directors of the Company or an authorized committee thereof, in a form legally valid under the DGCL, the issuance and sale of the shares of Preferred Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

4. With respect to any shares of Common Stock, (a) when (i) the terms of the issuance and sale of the Common Stock have been duly authorized by all necessary corporate action of the Company, (ii) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating to the Common Stock, (iii) the Company receives consideration per share for the Common Stock in such amount as may be determined by the Board of Directors of the Company or an authorized committee thereof, in a form legally valid under the DGCL, and (iv) if issued pursuant to Warrants or Purchase Contracts, the shares are issued as contemplated by the terms thereof and of the agreements relating thereto, and (b) assuming that the Company has reserved for issuance the requisite number of shares of Common Stock, the issuance and sale of the shares of Common Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

5. With respect to Depositary Shares representing fractional interests in Debt Securities or fractional shares of Common Stock or any series of Preferred Stock, when (i) the terms, and the execution and delivery, of the Deposit Agreement relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale shall have been duly authorized by all necessary corporate action of the Company, (ii) the Deposit Agreement and the Depositary Receipts evidencing the Depositary Shares have been duly authorized, executed and delivered by the Company and such Depositary as shall have been duly appointed by the Company, (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement so as not to violate the Certificate of Incorporation or Bylaws or any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (iv) (a) with respect to Depositary Shares representing fractional interests in Debt Securities, any supplemental indenture related to the Indentures has been duly authorized, executed and delivered by the Company and the applicable Trustee(s) as contemplated in paragraphs 1 and 2 above, (b) with respect to Depositary Shares representing fractional shares of a series of Preferred Stock, the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable as contemplated in paragraph 3 above, and (c) with respect to Depositary Shares representing fractional shares of Common Stock, the shares of Common Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and nonassessable as contemplated in paragraph 4 above and, in the case of either (a), (b) or (c), have been deposited with the Depositary under the applicable Deposit Agreement and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement, the Base Prospectus and any prospectus supplement relating thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement, Warrants or Warrant Agreement or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefore by the necessary corporate action of the Company, the Depositary Receipts will be validly issued and binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to the Warrants, when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Warrant Agreement or other instruments under which the Warrants are to be issued, (ii) the Warrant Agreements or other instruments have been duly executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement or other instrument under which the Warrants are to be issued, and (iv) such Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement or other instrument and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Board Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Warrants will constitute valid and legally binding obligations of the Company. The Warrants covered by the opinion in this paragraph include any Warrants or other rights that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

7. With respect to the Purchase Contracts, when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the governing instruments or agreements under which the Purchase Contracts are to be issued, (ii) the governing documents have been duly executed and delivered, (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents, and (iv) the Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Board Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Purchase Contracts will constitute valid and legally binding obligations of the Company. The Purchase Contracts covered by the opinion in this paragraph include any Purchase Contracts that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

8. With respect to the Units, when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Unit Agreements or other instruments under which the Units are to be issued, (ii) the Unit Agreements or other governing documents have been duly executed and delivered, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreements or other instrument under which the Units are to be issued, and (iv) the Units have been duly executed and authenticated in accordance with the applicable Unit Agreements or other governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Board Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Units will constitute valid and legally binding obligations of the Company. The Units covered by the opinion in this paragraph include any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

9. With respect to the Guarantees, when (i) the trustees of the applicable Trust have taken all necessary action to adopt the Amended Declaration and to fix and determine the terms of the Trust Preferred Securities in accordance with the terms of the applicable Amended Declaration; (ii) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Guarantees in accordance with the Board Resolutions; (iii) the terms of the Trust Preferred Securities and the related Guarantee and the issuance and sale thereof have been duly established in conformity with the applicable Amended Declaration and applicable Guarantee Agreement, respectively, so as not to violate any applicable law, the applicable Certificate of Trust and Amended Declaration, the Certificate of Incorporation and Bylaws, respectively, or result in a default under or a breach of any agreement or instrument binding upon the Trust or the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Trust or the Company; (iv) the applicable Guarantee Agreement has been duly executed and delivered; (v) the Trust Preferred Securities have been duly issued and delivered by the applicable Trust as contemplated by the Registration Statement and the prospectus supplement relating thereto; (vi) certificates representing the Trust Preferred Securities have been signed by an authorized officer of the transfer agent and registrar for the Trust Preferred Securities and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (vii) the applicable Trust receives the agreed-upon consideration therefor, the Guarantee will be a valid and binding obligation of the Company, except to the extent that the waiver contained in Section 5.2 or 5.3 of the Guarantee Agreements may be deemed unenforceable.

The opinions rendered in paragraphs 1 and 2 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability now or hereinafter in effect relating to or affecting creditors’ rights; (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (iii) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency; and (v) any waiver with respect to usury laws.

The opinions rendered in paragraphs 3 through 9 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability now or hereinafter in effect relating to or affecting creditors’ rights and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Maynard, Cooper & Gale, P.C.
Maynard, Cooper & Gale, P.C.